Exhibit 10.33

TheStreet, Inc.

Director Compensation Policy

Effective January 1, 2016, non-employee directors of TheStreet, Inc. (the “Company”) shall be entitled to compensation for their services as Board members as follows:

•	Annual Cash Retainer for Board Service. Each non-employee director shall receive an annual cash retainer in the amount of $30,000. The retainer is payable in arrears in equal quarterly installments (on March 31st, June 30th, September 30th, and December 31st) and prorated as necessary to reflect service commencement or termination during the quarter.

•	Annual Equity Grants for Board Membership. Each non-employee director shall receive an annual grant of Restricted Stock Units (“RSUs”) awarded under the Company’s 2007 Performance Incentive Plan or other equity compensation plan approved by the Company’s shareholders (a “Plan”). The RSUs are awarded on the first business day of each year and the amount of RSUs so awarded shall be equal to (i) $60,000 divided by (ii) the closing price of the Company’s common stock on the Nasdaq Stock Market on the date of grant; the RSUs awarded to a director pursuant to this sentence vest on the first anniversary of the date of grant; provided that the RSUs shall be forfeited (in whole or in part, as the Board may determine in its sole discretion) if the director’s service on the Board ceases prior to the vesting date and the Board determines, in its sole discretion, that the circumstances of the cessation of the director’s service on the Board warrant a total or partial forfeiture of the RSUs. If a non-employee is elected as a director after the first business day of the year (the date of such election, the “Commencement Date”), the director will receive, effective upon the Commencement Date, an RSU grant and the amount of RSUs so awarded shall be equal to (a) (i) $60,000 divided by (ii) the closing price of the Company’s common stock on the Nasdaq Stock Market on the date of grant, multiplied by (b) a fraction, the numerator of which is the number of calendar days remaining in the year from and including the Commencement Date and the denominator of which is the number of calendar days in the year; RSUs awarded to a director pursuant to this sentence shall vest on the first business day of the following year; provided that the RSUs shall be forfeited (in whole or in part, as the Board may determine in its sole discretion) if the director’s service on the Board ceases prior to the vesting date and the Board determines, in its sole discretion, that the circumstances of the cessation of the director’s service on the Board warrant a total or partial forfeiture of the RSUs. Vesting of the RSUs awarded pursuant to this paragraph will automatically accelerate upon the occurrence of a Change of Control of the Company, as defined in the applicable Plan.

•	Annual Equity Grants for Membership of Certain Committees. Each non-employee director of the Company’s Audit Committee, Compensation Committee and Nominating and Corporate Governance Committee shall receive, with respect to each such committee membership, a grant of 5,000 stock options on the first business day of each year, awarded under a Plan. If a director is appointed to any one or more of the Company’s Audit Committee, Compensation Committee and Nominating and Corporate Governance Committee after the first business day of a year (the date of such appointment, the “Appointment Date” with respect to such committee), the director shall receive, effective upon the Appointment Date to each such committee, a grant of the number of stock options obtained by multiplying (a) 5,000 by (b) a fraction, the numerator of which is the number of calendar days remaining in the year from and including the Appointment Date and the denominator of which is the number of calendar days in the year. Stock options awarded pursuant to this paragraph with respect to membership on a committee shall have an exercise price equal to the closing price of the Company’s common stock on the Nasdaq Stock Market on the date of grant and shall vest on the first business day of the following year (or if earlier, upon the occurrence of a Change in Control of the Company, as defined in the applicable Plan); provided that the stock options related to a committee shall be forfeited (in whole or in part, as the Board may determine in its sole discretion) if the director’s service on the committee ceases prior to the vesting date and the Board determines, in its sole discretion, that the circumstances of the cessation of the director’s service on the committee warrant a total or partial forfeiture of the stock options. Stock options awarded pursuant to this paragraph shall expire on the fifth (5th) anniversary of the date of grant to the extent not previously exercised or forfeited.

•	Committee Chair Cash Retainers. In addition to the compensation set forth above, the chair of each board committee identified below shall receive the following additional annual cash retainer (paid quarterly in arrears and prorated as necessary to reflect service commencement or termination during the quarter), to compensate him or her for the additional responsibilities and duties of the position:

o	Audit - $20,000
o	Compensation - $15,000
o	Nominating and Corporate Governance - $10,000

•	Annual Cash Retainer for Non-Executive Chairman. If the Board has appointed a Non-Executive Chairman, the Non-Executive Chairman shall receive, in addition to the fees set forth above for Board and committee service, an annual cash retainer in the amount of $20,000 (paid quarterly in arrears and prorated as necessary to reflect service commencement or termination during the quarter) for service as Non-Executive Chairman.

•	Annual Equity Grant for Non-Executive Chairman. If the Board has appointed a Non-Executive Chairman, the Non-Executive Chairman shall receive, in addition to the equity grants set forth above for Board and committee service, an annual grant of RSUs awarded under a Plan. The RSUs are awarded on the first business day of each year and the amount of RSUs so awarded shall be equal to (i) $40,000 divided by (ii) the closing price of the Company’s common stock on the Nasdaq Stock Market on the date of grant; the RSUs awarded to a Non-Executive Chairman pursuant to this sentence vest on the first anniversary of the date of grant; provided that the RSUs shall be forfeited (in whole or in part, as the Board may determine in its sole discretion) if the director’s service as Non-Executive Chairman ceases prior to the vesting date and the Board determines, in its sole discretion, that the circumstances of the cessation of the director’s service as Non-Executive Chairman warrant a total or partial forfeiture of the RSUs. If a Non-Executive Chairman is appointed after the first business day of the year (the date of such appointment, the “Designation Date”), the Non-Executive Chairman will receive, effective upon the Designation Date, an RSU grant and the amount of RSUs so awarded shall be equal to (a) (i) $40,000 divided by (ii) the closing price of the Company’s common stock on the Nasdaq Stock Market on the date of grant, multiplied by (b) a fraction, the numerator of which is the number of calendar days remaining in the year from and including the Designation Date and the denominator of which is the number of calendar days in the year; RSUs awarded to a Non-Executive Chairman pursuant to this sentence shall vest on the first business day of the following year; provided that the RSUs shall be forfeited (in whole or in part, as the Board may determine in its sole discretion) if the director’s service as Non-Executive Chairman ceases prior to the vesting date and the Board determines, in its sole discretion, that the circumstances of the cessation of the director’s service as Non-Executive Chairman warrant a total or partial forfeiture of the RSUs. Vesting of the RSUs awarded pursuant to this paragraph will automatically accelerate upon the occurrence of a Change of Control of the Company, as defined in the applicable Plan.

Last amended December 16, 2015

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